UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 18, 2014

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)

2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, the Registrant and Lee Turlington, the Registrant’s Interim President, agreed to terminate the Consulting Agreement between the Registrant and Mr. Turlington pursuant to which Mr. Turlington served as the Registrant’s Interim President.

On February 18, 2014, the Registrant announced the appointment of Jeffrey Cordes as the Registrant’s Chief Executive Officer and a member of the Registrant’s board of directors. Mr. Cordes will receive an annual salary of $300,000 and is eligible to receive an incentive bonus for fiscal 2014 of $125,000 based upon the Registrant achieving revenue and operating income (defined as earnings before interest, taxes, depreciation, amortization and stock compensation expense) targets, and based upon Mr. Cordes and/or the Registrant achieving certain corporate objectives, as determined by the Registrant’s board of directors with input from Mr. Cordes within 30 days following the commencement of Mr. Cordes employment. To the extent earned, 50% of the incentive bonus for fiscal 2014 will be paid in cash and 50% will be paid through the issuance of shares of the Registrant’s common stock with an equivalent value as of the date of issuance, with 50% of such shares (the unvested portion) remaining subject to forfeiture until such time as the Registrant’s board of directors determines that the Registrant’s revenue and operating income for fiscal 2015 will exceed the Registrant’s revenue and operating income for fiscal 2014. In the event that the Registrant’s board of directors does not determine by December 31, 2015 that the Registrant’s revenue and operating income for fiscal 2015 will exceed the Registrant’s revenue and operating income for fiscal 2014, the unvested portion of such shares will be forfeited.

As an inducement material to Mr. Cordes’ decision to enter into employment with the Registrant, the Registrant also granted to Mr. Cordes an option to purchase 2,700,000 shares of the Registrant’s common stock. The option will have a term of 10 years, a per share exercise price equal to the fair market value of a share of the Registrant’s common stock on the date of grant, and will vest over a period of four years, with 25% vesting on the first anniversary of the date of grant and 1/36th of the remainder vesting on each subsequent monthly anniversary thereafter until fully vested, subject to full acceleration in the event of a change of control of the Registrant (other than a going private transaction or private equity investment or purchase of equity interests in the Registrant). In the event that Mr. Cordes’ employment is terminated by the Registrant (other than for cause) within six months after the Registrant consummates a going private transaction or private equity investment or purchase of equity interests in the Registrant, Mr. Cordes’ options will fully vest as of the date of such termination. The Registrant will also pay the reasonable costs of Mr. Cordes’ commute to and from his home in Texas and the reasonable costs of his lodging in Los Angeles pursuant to arrangements to be determined between Mr. Cordes and the Registrant.

In the event that Mr. Cordes’ employment is terminated by the Registrant (other than for cause) (i) within six months of a sale of the Registrant to an unaffiliated third party or any going private transaction or private equity investment or purchase of equity interests in the Registrant that results in a change in the beneficial ownership of securities of the Registrant of more than 50% of the total combined voting power of all outstanding securities of the Registrant, the Registrant will continue to pay Mr. Cordes’ then-current base salary for a period of 12 months following the effective date of such termination, and (ii) at any other time, the Registrant shall continue to pay Mr. Cordes’ then-current base salary for six months following the effective date of such termination.

Mr. Cordes, age 56, brings more than 30 years of extensive executive experience in global textiles and apparel. Mr. Cordes served as President and Chief Operating Officer of Walls Industries, Inc., a leading global company in safety and work apparel, from 2010 through 2013, and as Chief Operating Officer from 2004 to 2010. Prior to Walls, Mr. Cordes served as the Chief Executive officer of Hometown Wholesale Furniture Clubs, Inc. from 2002 to 2004 and as the Chief Operating Officer and Chief Financial Officer of e2 Communications Inc. from 2000 to 2001. Prior to e2 Communications, Mr. Cordes served as President and Chief Operating Officer and as a Director of Pillowtex Corporation (NYSE PTX), a marketer, manufacturer and importer of home textiles, from 1984 to 1999. Mr. Cordes holds an MBA from the Cox School of Business at Southern Methodist University and an undergraduate degree in Business Administration from Hope College. Mr. Cordes’ extensive executive and industry experience led to the conclusion that he should serve as a director in light of the Registrant’s business and structure.

Prior to his appointment as the Registrant’s Chief Executive Officer and a member of the board of directors, Mr. Cordes had no material relationship with the Registrant. Mr. Cordes has no family relationships with any of the Registrant’s other directors or executive officers.

On February 18, 2014, the Registrant also announced the resignation of Eduard Jaeger as the Registrant’s Head of Business Development and as a member of the board of directors. Mr. Jaeger concurrently entered into a Consulting Agreement pursuant to which Mr. Jaeger agreed, subject to his reasonable availability and in consideration for a consulting fee as set forth in the Consulting Agreement, to provide, for a period of two years, support and consultation to the Registrant’s Chief Executive Officer to facilitate transition matters, and, from time to time as requested by the Registrant’s Chief Executive Officer, to attend requested tradeshows, key client or prospect meetings in the role of the Registrant’s founder, and to serve as a brand ambassador from time to time as requested by the Registrant’s Chief Executive Officer. The parties also entered into a mutual release of all claims related to Mr. Jaeger’s employment by the Registrant. The terms of the Consulting Agreement supersede the terms of Mr. Jaeger’s Separation Agreement with the Registrant.

On February 18, 2014, Scott Jarus also resigned as a member of the Registrant’s board of directors.

On February 18, 2014, the Registrant issued a press release announcing the appointment of Mr. Cordes as its new Chief Executive Officer and a member of its board of directors, Mr. Jaeger’s resignation as an officer and member of the Registrant’s board of directors and his entry into a Consulting Agreement with the Registrant, and Mr. Jarus’ resignation as a member of the Registrant’s board of directors. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

	Exhibit Number	Description

	99.1	Press release entitled “Ironclad Performance Wear Engages Chief Executive Officer” dated February 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: February 18, 2014	By:	/s/ Thomas Kreig
Thomas Kreig,
Senior Vice President of Finance

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